                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
  14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PLANVISTA CORPORATION
--------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------
    (2)Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------
    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------------
    (4)Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------
    (5)Total fee paid:

      -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

      -------------------------------------------------------------------------
    (2)Form, Schedule or Registration Statement No.:

      -------------------------------------------------------------------------
    (3)Filing Party:

      -------------------------------------------------------------------------
    (4)Date Filed:

      -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             PLANVISTA CORPORATION
                      4010 Boy Scout Boulevard, Suite 200
                             Tampa, Florida 33607

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 17, 2002

                               -----------------

To the Stockholders of

                             PLANVISTA CORPORATION

   The Company is pleased to invite you to the Annual Meeting of Stockholders of PlanVista Corporation, a Delaware corporation formerly known as HealthPlan Services Corporation (the "Company"), which will be held at the Marriott Westshore, 1001 North Westshore Boulevard, Tampa, Florida 33607 on Wednesday, July 17, 2002, at 9:00 a.m. local time, for the following purposes:

   (i) to elect four (4) directors, each to serve until the next annual election of directors and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal;

  (ii) to approve an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all of the authorized and outstanding common stock of the Company;

 (iii) to approve the PlanVista Corporation 2002 Employee Stock Option Plan;

  (iv) to ratify the 2001 sale of 553,500 shares of the Company's common stock to certain stockholders; and

   (v) to consider and act upon such other matters as may properly be brought before the meeting or any adjournment(s) thereof.

   The close of business on June 13, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at such time will be so entitled to vote.

   Your attention is called to the accompanying Proxy Card and Proxy Statement.

   The Directors and Officers of the Company invite you to attend the meeting.

                                          By Order of the Board of Directors,
                                          /s/ Phillip S. Dingle
                                          PHILLIP S. DINGLE
                                          Chairman and Chief Executive Officer

Tampa, Florida
June 17, 2002

--------------------------------------------------------------------------------

Stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying Proxy Card, and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

                             PLANVISTA CORPORATION
                      4010 Boy Scout Boulevard, Suite 200
                             Tampa, Florida 33607
                                (813) 353-2300

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 17, 2002

                                PROXY STATEMENT

                                 SOLICITATION

   This Proxy Statement is provided in connection with the solicitation by the Board of Directors of PlanVista Corporation, formerly known as HealthPlan Services Corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Marriott Westshore, 1001 North Westshore Boulevard, Tampa, Florida 33607, on Wednesday, July 17, 2002 at 9:00 a.m. local time, and at any and all adjournments of the Annual Meeting. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares, or by attending the Annual Meeting and voting in person. Directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. The Company also has made arrangements with brokerage houses, as well as other custodians, nominees, and fiduciaries that are record holders of the Company's Common Stock, to forward proxy soliciting material to the beneficial owners of shares of the Company's Common Stock. The Company will reimburse such record holders for their reasonable expenses incurred in such activities. The cost of solicitation of proxies will be borne by the Company.

   The Company expects that this Proxy Statement and accompanying notice and proxy card will be mailed to the stockholders of the Company on or about June 20, 2002.

                               VOTING SECURITIES

   The Company has two classes of voting securities outstanding, its Common Stock, $0.01 par value per share, of which 16,750,787 shares were outstanding as of May 24, 2002 (the "Common Stock"), and its Series C Convertible Preferred Stock, $0.01 par value per share, of which 29,000 shares were outstanding as of May 24, 2002 (the "Series C Shares"). The holders of the Company's Common Stock are entitled to elect a total of four (4) directors, designated the "Class A Directors", and each share of Common Stock entitles its holder to one vote. The holders of the Series C Shares vote separately as a class for the election of a total of three (3) directors, designated the "Class B Directors" and also have certain approval rights and voting rights on matters that affect the Series C Shares, but do not otherwise generally vote with the Common Stock, and at this time are not entitled to vote on any other matters. The vote of the holders of the Series C Shares is not being solicited in this Proxy Statement. It is anticipated that the Series C Shares will elect the Class B Directors contemporaneously with the Annual Meeting, and that the Class B Directors identified herein will be elected to serve in such capacity. Only Common Stockholders of record at the close of business on the record date, June 13, 2002, will be entitled to vote at the Annual Meeting or at any adjournments of the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions will be treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of the shares present and entitled to vote. Pursuant to Delaware law, broker "nonvotes" and withheld votes are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and information provided directly to the Company by the persons and entities named below, the following table sets forth the beneficial ownership of the Company's Common Stock and Series C Shares as of May 24, 2002, by: (i) each beneficial owner of more than 5% of the Company's Common Stock or Series C Shares; (ii) each current director and nominee for director of the Company; (iii) each officer of the Company who is a Named Officer in the Summary Compensation Table set forth below under Compensation of Executive Officers; and (iv) the directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder named below has sole investment and voting power with respect to shares beneficially owned by such stockholder.

                                                              Shares Beneficially Owned
                                                                      as of
                                                                   May 24, 2002         Percent of Class
                                                              ------------------------- ----------------
Name and Address of Beneficial Owner  Position with Company      Common      Preferred  Common Preferred
------------------------------------ ------------------------  ---------     ---------  ------ ---------
     William L. Bennett............. Vice Chairman of the       249,665(1)      --        1.5%    --
      2 Canal Park                     Board and Director,
      Cambridge, MA 02141             Class A

     Phillip S. Dingle.............. Chairman of the Board,     196,684(2)      --        1.2%    --
      4010 Boy Scout Blvd.             Class A Director and
      Suite 200                       Chief Executive Officer
      Tampa, FL 33607

     David J. Ferrari............... Director, Class B            2,400(3)      --          *     --
      207 Union Street
      S. Natick, MA 01760

     Christopher J. Garcia.......... Director, Class B            2,400(3)      --          *     --
      120 East Avenue
      Norwalk, CT 06851

     Martin L. Garcia............... Director, Class A            4,800(3)      --          *     --
      1122 94th Avenue North
      St. Petersburg, FL 33702

     Jeffrey L. Markle.............. President and Chief         98,500(4)      --          *     --
      4010 Boy Scout Blvd.             Operating Officer
      Suite 200
      Tampa, FL 33607

     John D. Race................... Director, Class A        6,096,580(5)      --       36.4%    --
      201 S. Orange Avenue,
      Suite 850
      Orlando, FL 32801

     Donald W. Schmeling............ Chief Financial Officer     30,676(6)      --          *     --
      4010 Boy Scout Blvd.
      Suite 200
      Tampa, FL 33607

     Randy Sugarman, CPA............ Director, Class B            2,400(3)      --          *     --
      44 Montgomery Street
      Suite 1310
      San Francisco, CA 94104


                                                           Shares Beneficially Owned
                                                              as of May 24, 2002     Percent of Class
                                                           ---------------------     ---------------
Name and Address of Beneficial Owner Position with Company    Common      Preferred  Common Preferred
------------------------------------ --------------------- ---------      ---------  ------ ---------
  AmSouth Bank......................          --               8,571        1,657(7)     *    5.714%
   13535 Feather Sound Drive
   Bldg. 1, Suite 525
   Clearwater, FL 33762

  Automatic Data....................          --           1,320,000           --      7.9%      --
   Processing, Inc.
   One ADP Boulevard
   Roseland, NJ 07068

  Bank of America, N.A..............          --              21,429        4,143(7)     *   14.286%
   100 N. Tampa Street
   Suite 1700
   Tampa, FL 33602-5145

  Cooperative Centrale..............          --              15,000        2,900(7)     *   10.000%
   Raiffeisen-Boerenleenbank
   B.A. "Rabobank Nederland"
   245 Park Avenue
   New York, NY 10167

  Credit Lyonnais...................          --              15,000        2,900(7)     *   10.000%
   1301 Avenue of the Americas
   New York, NY 10019

  DePrince, Race & Zollo, Inc.......          --           5,920,200(8)        --     35.3%      --
   201 S. Orange Avenue
   Suite 850
   Orlando, FL 32801

  Dimensional Fund Advisors, Inc....          --           1,097,605(9)        --      6.6%      --
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401

  Fifth Third Bank, Central Ohio....          --               8,571        1,657(7)     *    5.714%
  21 East State Street, 7th Floor
   Columbus, OH 73215

  Fleet National Bank...............          --              17,144        3,314(7)     *   11.429%
   111 Westminster Street
   RIDE03320A
   Providence, RI 02903

  HealthPlan Holdings, Inc..........          --           1,852,725(10)       --     11.1%      --
   5200 Town Center Circle
   Suite 470
   Boca Raton, FL 33486


                                                                Shares Beneficially Owned
                                                                   as of May 24, 2002     Percent of Class
                                                                ---------------------     ---------------
  Name and Address of Beneficial Owner    Position with Company    Common      Preferred  Common Preferred
  ------------------------------------    --------------------- ---------      ---------  ------ ---------
Hibernia National Bank...................          --               8,571        1,657(7)     *    5.714%
 225 Baronne Street, 10th Fl
 New Orleans, LA 70112

NCR Pension Trust (11)...................          --             964,000           --      5.8%       *
 700 South Patterson Boulevard
 Dayton, OH 45478

SouthTrust Bank..........................          --              15,000        2,900(7)     *   10.000%
 420 North 20th Street
 A-001-TW-0601
 Birmingham, AL 35203

SunTrust Bank............................          --              17,144        3,314(7)     *   11.429%
 201 4th Avenue North, 12th Fl
 Nashville, TN 37219

Wachovia Bank, National Association......          --              23,570        4,558(7)     *   15.714%
 301 S. College Street DC-10
 Charlotte, NC 28207-0735

All Directors and Executive Officers as a
  group (includes 9 persons).............          --           6,684,105(12)       --     40.0%      --

--------
*    Less than one percent.
(1) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002. Also includes 3,609 shares held by Mr. Bennett's children, as to which Mr. Bennett disclaims beneficial ownership.
(2) Includes 181,247 shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002.
(3) Represents shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002.
(4) Includes 92,000 shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002.
(5) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002. Also includes 5,920,200 shares beneficially owned by certain funds managed by DePrince, Race & Zollo, Inc. ("DRZ"), with respect to which shares Mr. Race disclaims beneficial ownership. Mr. Race is a Partner and Portfolio Manager of DRZ.
(6) Represents shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002.
(7) Does not include additional Series C Shares that may be paid in lieu of cash, when dividends become payable on June 30, 2002.
(8)  Based on information provided by DRZ.
(9) The information set forth in the table and this footnote regarding shares beneficially owned by Dimensional Fund Advisors, Inc. ("Dimensional") as of December 31, 2001 is based on information provided by Dimensional on Form 13-G filed with the Securities and Exchange Commission on February 12, 2002.
(10) Based on information provided by HealthPlan Holdings on Form 13-G filed with the SEC on May 1, 2002 and additional issuances the Company has made since that date.
(11) Represents shares that are also included in the total amount of shares reported by DRZ in the table. Based on information provided by NCR Pension Trust on Form 13-G filed with the SEC on February 11, 2002.
(12) Includes 325,523 shares issuable upon exercise of options that are exercisable within 60 days of May 24, 2002.

                               CHANGE OF CONTROL

   Pursuant to the terms of the Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock (the "Certificate of Designation"), the holders of the Series C Shares have the sole power, as a class, to elect the Class B Directors, which comprise three
(3) of the seven (7) seats on the Board of the Company. However, upon the occurrence of a Board Shift Event, as defined below, the Board composition will change so as to increase the number of Class B Directors by one to a total of four (4) Class B Directors, and to decrease the number of Class A Directors by one to a total of three (3) Class A Directors, thereby shifting control of the Board to the directors elected by the Series C Shares. A "Board Shift Event" means (i) the Company's failure to achieve certain specified net operating cash flow requirements, (ii) any defaults in connection with the payment of principal or interest under the Company's Credit and Security Agreement with its senior lenders (the "Lenders"), including any applicable grace periods, and
(iii) the Company's failure to redeem all of the Series C Shares by October 12, 2003 (the "Target Redemption Date"). In addition, each of the Series C Shares shall be convertible, at the option of the holder thereof, at any time from and after the Target Redemption Date, into fully paid and nonassessable shares of Common Stock at the conversion price set forth in the Certificate of Designation. Upon conversion of all of the Series C Shares, the holders of such shares, as a group, will control the Company since the conversion will result in the issuance of 51% of the Common Stock on a fully diluted basis, as defined in the Certificate of Designation for the Series C Shares. The Series C Shares will also vote as a single class with the Common Stock on an "as-converted" basis (i.e., each of the Series C Shares will have a number of votes equal to the number of shares of Common Stock into which it is convertible) on all matters other than the election of directors at any time a Board Shift Event occurs concerning the Company's failure to achieve specified net operating cash flow requirements and whenever any other Board Shift Event occurs following the Target Redemption Date.

   The issuance of the Series C Shares pursuant to the foregoing terms set forth in the Certificate of Designation was a condition to the restructure of the Company's senior credit facility pursuant to the terms of a Series C Convertible Preferred Stock Issuance and Restructuring Agreement, dated as of April 12, 2002 (the "Restructuring") between the Company and the Lenders under the credit facility. Upon the closing of the Restructuring, the Lenders, as holders of the Series C Shares, elected the Class B Directors. Among the conditions to the closing of the Restructuring was that the funds managed by DePrince, Race & Zollo, Inc. ("DRZ") who are holders of the Company's Common Stock be granted the right to designate one Series A Director, and that such person be John D. Race or a successor satisfactory to the holders of the Series C Shares. Accordingly, in connection with the Restructuring, the Company entered into a letter agreement with DRZ to this effect.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

   At the Annual Meeting, the four (4) Class A Directors will be elected to the Board of Directors of the Company, each to serve until the next annual election of directors and until a successor is duly elected and qualified, or until the director's earlier resignation or removal. All nominees for election to the Board at the 2002 Annual Meeting are current directors of the Company. The three (3) directors listed below that are not identified as nominees for election to the Board at this time are the Class B Directors who are elected by the holders of the Series C Shares. The vote of the Series C Shareholders is not being solicited by this Proxy Statement.

   Each nominee for election to the Board at the 2002 Annual Meeting has consented to being named in this Proxy Statement and has notified management that he intends to serve, if elected. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of each of the four (4) nominees to serve as a Class A director. If any of the nominees is unable to serve as a director, each of the persons designated by proxy reserves full discretion to cast his votes for another person in the nominee's place. Proxies cannot be voted for a greater number of persons than the number of nominees. The information set forth below regarding each nominee for election has been furnished by the nominee.

NOMINEES/CLASS A DIRECTORS
--------------------------------------------------------------------------------

Name and Age           Occupation/Background
------------           ---------------------
William L. Bennett--52 Director Nominee.  Mr. Bennett has been Vice Chairman of the Board of the Company since January 1998. Mr. Bennett served as Chairman of the Board of the Company between
                       December 1994 and December 1997, and has been a director of the Company since August
                       1994. Since February 2000, Mr. Bennett has also been a partner, Director of Global
                       Recruiting and Managing Director of Monitor Equity Advisors, a major strategy consulting firm and merchant bank headquartered in Cambridge, MA. Until March 1995, Mr. Bennett
                       served as Chairman and Chief Executive Officer of Noel Group, Inc. ("Noel"), a publicly traded company that held controlling interests in small-to-medium size operating companies. Previously, Mr. Bennett was Co-Chairman and Chief Executive Officer of Noel
                       from November 1991 to July 1994. Mr. Bennett is a director of Sylvan, Inc., a company that produces mushroom spawn and fresh mushrooms. Until May 2001, he was a director of Allegheny Energy, Inc., an electric utility holding company.

Phillip S. Dingle--40. Director Nominee.  Mr. Dingle has been Chairman and Chief Executive Officer of the Company since May 2001, and was President and Chief Executive Officer of the
                       Company from October 2000 to May 2001. Mr. Dingle served as President and Chief
                       Operating Officer of the Company from June 2000 to September 2000, as Executive
                       Vice President and Chief Financial Officer of the Company from January 1999 to
                       May 2000, and as Senior Vice President and Chief Counsel of the Company from
                       August 1996 to December 1998. Prior to August 1996, Mr. Dingle was a partner with the law firm of Hill, Ward & Henderson, P.A. in Tampa, Florida, having joined the firm in May 1990.

Martin L. Garcia--46.. Director Nominee.  Director of the Company since May 2001, Mr. Garcia is Co-
                       Founder of Pinehill Capital Partners, Inc. ("Pinehill"), an investment company, and has been Managing Director of Pinehill since its inception in May 2000. In addition,
                       Mr. Garcia is the Founder, Director, and President of Garcia Enterprises, a real estate holding company formed in 1988. Since 1998, Mr. Garcia has served on the Board of
                       Directors of Parkway Properties, Inc., a New York Stock Exchange listed, self-
                       administered real estate investment trust with assets of $650 million. Mr. Garcia was a Partner with the law firm of Hill, Ward & Henderson, P.A. from 1986 to 1998, and is currently Of Counsel with the firm.

John D. Race--46...... Director Nominee. Director of the Company since October 2000. Mr. Race is Co-Founder,
                       Partner, and Portfolio Manager of DRZ, an investment advisory firm with approximately
                       $1.8 billion in assets under management. Mr. Race is responsible for the administrative and financial affairs of the firm, including oversight of the portfolio management, research, and trading functions as they relate to the firm's small-cap value discipline. Prior to forming
                       DRZ in April 1995, Mr. Race was a Director, Partner, and President of SunBank Capital
                       Management, N.A., an investment subsidiary of SunTrust Banks, Inc., with $14 billion in assets under management. Following a routine examination of DRZ, SEC staff expressed the view that DRZ and Mr. Race, one of its principals, had not updated its Form ADV and existing procedures under Investment Advisers Act Rule 204A with sufficient promptness and detail to address Mr. Race's service as a director of the Company, in which DRZ has invested client assets and DRZ principals have invested personal assets. DRZ revised its
                       Form ADV and applicable procedures accordingly. In addition, DRZ and Mr. Race agreed to the entry of an order by the SEC that they cease and desist from any violations of
                       Investment Advisers Act Sections 204 and 204A and related Rule 204-1. The order requires
                       DRZ to retain an independent consultant who will review DRZ's pertinent internal policies and to agree to implement any recommendations that the consultant might make.


NOMINEES/CLASS B DIRECTORS
--------------------------------------------------------------------------------

Name and Age              Occupation/Background
------------              ---------------------
David J. Ferrari, CPA--65 Director of the Company since April 2002.  Mr. Ferrari is the Chief
                          Executive Officer and founder of Argus Management Corporation, a company that has grown into a specialized consulting firm providing turnaround and workout services worldwide since its inception in 1979. Prior to founding Argus Management Corporation, Mr. Ferrari worked for Abacus
                          Associates, Mitek Management and Arthur Andersen. Mr. Ferrari is
                          currently a board member and advisor of several privately held companies.

Christopher J. Garcia--40 Director of the Company since April 2002.  Since November, 2001,
                          Mr. Garcia has served as the President of Concentra Integrated Services, Inc.
                          ("CIS"), a national provider of medical claims processing and care management services employing approximately 5500 professionals in the
                          U.S. and Canada. Prior to serving as President of CIS, Mr. Garcia was the
                          President and Chief Executive Officer of National Healthcare Resources,
                          Inc., a national provider of medical claims management solutions to the casualty insurance industry, a company which he founded in 1992.
                          Previously, Mr. Garcia spent eight years working on Wall Street for Salomon
                          Brothers, Inc. (n/k/a Salomon Smith Barney) and Greenwich Capital
                          Markets, and three years as a CPA with Peat, Marwick, Mitchell and
                          Company (n/k/a KPMG). Mr. Garcia is currently the director of several privately held companies.

Randy Sugarman, CPA--60.. Director of the Company since April 2002.  Mr. Sugarman is currently a partner with Sugarman & Company, a company specializing in management turnaround services, which he founded in 1977. Prior to the formation of
                          Sugarman & Company, Mr. Sugarman provided accounting services to Main
                          Hurdman (n/k/a KPMG) and served as an Account Manager with Kenneth
                          Leventhal & Company (n/k/a Ernst & Young). Mr. Sugarman is currently the
                          Chairman and interim Chief Executive Officer of Firearms Training
                          Systems, Inc., a publicly held company which produces firearm training systems. In addition, Mr. Sugarman is the President and sole director of several privately held companies and trustee of the PHP Collateral Trust. Mr.
                          Sugarman is also the founding member and a previous director of the
                          Turnaround Management Association and has previously served on the
                          Board of Bay Area Bankruptcy Forum and the California Society of Certified
                          Public Accountants' Committee on Taxation.

Vote Required for Approval and Recommendation

   The four (4) nominees for director (Class A) receiving a plurality of the votes of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting shall be elected.

   The Board of Directors recommends that the stockholders vote FOR the four
(4) nominees described above.

                  ADDITIONAL INFORMATION CONCERNING DIRECTORS

Directors' Compensation

   The Company reimburses all directors for out-of-pocket expenses, including travel expenses, related to attendance at Board and committee meetings. Directors who are also Company employees receive no additional compensation for their service on the Board and Board committees. Each director who is not an employee is entitled to a quarterly retainer fee of $1,250 and an additional fee of $500 for each Board meeting and committee meeting attended.

   Pursuant to the Company's 1997 Directors Equity Plan ("Directors Equity Plan"), each non-employee director may receive Common Stock rather than a cash retainer fee as compensation for each quarter in which the director serves on the Board. The shares issued for each quarter have a value equal to $2,500, which is calculated based on the fair market value of the Company's Common Stock at the end of the quarter. An eligible director may make an irrevocable election not to participate in the Directors Equity Plan in any year and instead receive quarterly cash retainers. The aggregate number of shares of Common Stock available for awards under the Directors Equity Plan is 100,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

   Each director who is not an employee of the Company also participates in the Company's 1995 Directors Stock Option Plan (the "Directors Option Plan"). Pursuant to the Directors Option Plan, each non-employee director automatically receives an option to purchase 12,000 shares of the Company's Common Stock, effective as of the later of (i) May 18, 1995 (the business day immediately preceding the day that the Company's securities were first offered to the public in an underwritten initial public offering), or (ii) the date of the director's election to the Board. The Directors Option Plan further provides that each non-employee director will be granted an additional option to purchase 12,000 shares of Common Stock if such director is reelected to the Board of Directors at the Company's annual meeting of stockholders which follows such director's fourth complete year of service on the Board. All options vest over a four (4)-year period from the date of grant, with 20% of the options becoming exercisable on the grant date and 20% becoming exercisable on each of the next four (4) anniversaries of the grant date. In the event of any merger, consolidation, or sale of substantially all of the assets of the Company, the Company at its option may accelerate vesting of the outstanding Directors Option Plan options, subject to applicable law. The exercise price of each option is the fair market value of the Company's Common Stock as of the grant date. The aggregate number of shares of Common Stock available for awards under the Directors Option Plan is 360,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

Committees of the Board of Directors and Meeting Attendance

   The Board conducts its business through meetings of the Board and its committees. The Board held eleven (11) meetings during 2001. In accordance with the By-laws of the Company, the Board currently has Executive, Audit, Compensation, and Strategy and Technology established as standing committees. There is no Nominating Committee of the Board. Each incumbent director attended at least 75% of the total number of 2001 meetings of the Board and of the committees on which he or she served.

   The Executive Committee, which exercises, to the fullest extent permitted by applicable law, all of the powers and authority of the Board in the management of the business and affairs of the Company during intervals between Board meetings, is composed of Phillip S. Dingle, David J. Ferrari, Christopher J. Garcia and John D. Race, effective April 15, 2002. The Executive Committee held five (5) meetings during 2001.

   The Audit Committee which, effective April 15, 2002, is composed of William
L. Bennett, Martin L. Garcia, John D. Race, and Randy Sugarman, CPA, operates pursuant to a Charter approved by the Board on June 13, 2000. The Audit Committee has authority to recommend to the Board the independent public accountants to serve as auditors, to review with the independent auditors the annual audit plan, the consolidated financial statements, the auditors' report, and their evaluation and recommendations concerning the Company's internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. All members of the Audit Committee are independent directors as defined by the New York Stock Exchange rules. The Audit Committee held three (3) meetings during 2001.

   The Compensation Committee which, effective April 15, 2002, is composed of William L. Bennett, Christopher J. Garcia, Martin L. Garcia and John D. Race, has authority to exercise all of the powers and authority of the Board relating to the compensation of, and the provision of incentives for, the Company's officers, directors, management, employees, and other persons performing services on behalf of the Company, including without limitation matters relating to salaries, bonuses, deferred compensation, pension and profit sharing plans, stock option plans, and all other plans, agreements, or arrangements relating in any way to compensation or to the provision of incentives to persons performing such services. The Compensation Committee held four (4) meetings during 2001.

   The Strategy and Technology Committee which, effective April 15, 2002, is composed of William L. Bennett, David J. Ferrari, Christopher J. Garcia and Martin L. Garcia, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board and the officers of the Company on technology, operations, and long-term planning matters affecting the Company, and to recommend such action to the Board as the Committee deems appropriate. The Strategy and Technology Committee did not meet during 2001.

   See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" below for additional information concerning directors.

                              EXECUTIVE OFFICERS

   The executive officers shown below currently serve in the capacities indicated. Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Name and Age            Position, Principal Occupation, and Other Directorships
------------            -------------------------------------------------------
Phillip S. Dingle--40.. Chairman and Chief Executive Officer of the Company since May 2001.
                        Mr. Dingle served as President and Chief Executive Officer of the
                        Company from October 2000 to May 2001, as President and Chief
                        Operating Officer of the Company from June 2000 to September 2000, as
                        Executive Vice President and Chief Financial Officer of the Company
                        from January 1999 to May 2000, and as Senior Vice President and Chief
                        Counsel of the Company from August 1996 to December 1998. Prior to
                        August 1996, Mr. Dingle was a partner with the law firm of Hill, Ward &
                        Henderson, P.A. in Tampa, Florida, having joined the firm in May 1990.

Jeffrey L. Markle--53.. President and Chief Operating Officer since May 2001.  Mr. Markle served as Director of the Company from July 2001 to April 2002.
                        Previously, Mr. Markle served as Executive Vice President--Medical
                        Cost Management from July 1999 to May 2001, and as Senior Vice
                        President - Medical Cost Management from June 1998 to June 1999.
                        Mr. Markle is President of PlanVista Solutions, Inc., the principal operating subsidiary of the Company. From 1996 to 1998, Mr. Markle was Vice President of the US Group Operations for Swiss Re Life &
                        Health, a reinsurance company in Toronto. From 1994 to 1996, he was
                        Vice President and General Manager of the Canadian Operations of
                        Olsten Kimberly Quality Care, a home healthcare company. From 1991 to 1993, he was Chief Operating Officer of Medisys Health Group, Inc., a
                        preventive health care company in Canada, and from 1989 to 1991 he was President and Chief Executive Officer of Laurentian Health Services,
                        an executive and occupational health services company.

Donald W. Schmeling--41 Chief Financial Officer of the Company since July 2001.  Previously,
                        Mr. Schmeling was a financial business consultant, and from May 1999 to October 2000, he was Vice President and Chief Financial Officer of
                        Hydrogen Media, Inc, an internet consulting company. From February
                        1997 to May 1999, he was a partner at Grant Thornton LLP and, from
                        July 1995 to February 1997, he was Director of Finance at Uniroyal
                        Technology Corporation, a plastics manufacturing company. From 1983 through July 1995, he was associated with Deloitte & Touche LLP.

                      COMPENSATION OF EXECUTIVE OFFICERS

                          Summary Compensation Table

   The following table sets forth certain information regarding compensation paid or accrued by the Company for the fiscal year ended December 31, 2001 to:
(i) the Company's Chief Executive Officer during 2001; and (ii) each of the Company's three (3) other most highly compensated executive officers whose salary and bonus exceeded $100,000 during 2001 and who was serving as an executive officer at the end of 2001, or who would have been included had he been serving as an executive officer at the end of 2001 (collectively, the "Named Officers"). No disclosure is required as to any other person. The table also sets forth information regarding paid or accrued compensation to each Named Officer for the two (2) preceding fiscal years if such individual was then employed by the Company.

                                                             Long-Term
                                      Annual Compensation   Compensation
                                    ----------------------- ------------
                                                             Securities
                                                             Underlying
                                                              Options/       All Other
Name and Principal Position(1) Year  Salary($)  Bonus($)(2)  SARs(#)(3)  Compensation($)(4)
------------------------------ ---- ---------   ----------- ------------ ------------------
   Phillip S. Dingle.......... 2001 $288,561     $     --      54,947(5)       $3,463
    Chairman and Chief         2000  232,732      190,000     133,000           3,500
    Executive Officer          1999  174,385      100,000      25,000           3,333

   Jeffrey L. Markle.......... 2001  219,231           --      50,000(5)        3,435
    President and Chief        2000  191,633       90,000      70,000           1,278
    Operating Officer          1999  165,079       80,000      15,000             572

   Jeffery W. Bak............. 2001   99,327(6)    50,000      40,000           1,986
    Former Executive Vice      2000  182,271       70,719      66,500           3,500
    President                  1999  173,618       78,400      25,000           3,297

   Donald W. Schmeling........ 2001   78,231(7)        --      60,676(5)           --
   Chief Financial Officer     2000       --           --          --              --
                               1999       --           --          --              --

--------
(1) Indicates each Named Officer's position with the Company as of December 31, 2001.
(2) Represents bonus compensation awarded for the executive's performance in the year indicated, but paid in the subsequent year.
(3) Refers to incentive stock options granted during the stated fiscal year under either the Company's 1995 Incentive Equity Plan ("Incentive Equity Plan") or the Company's Amended and Restated 1996 Employee Stock Option Plan ("Employee Stock Option Plan"). The Incentive Equity Plan and the Employee Stock Option Plan provide for grants of stock options to employees of the Company, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee may grant these options as incentive options, which qualify for certain favorable tax treatment, or as non-qualified options. The Compensation Committee has the authority to set the exercise price for options at the time of grant, except that the exercise price of an incentive option may not be less than the fair market value of the Common Stock on the grant date. Each option grant reflected in the table vests over a four (4)-year period from the date of the grant, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date, until the options become fully vested on the fourth anniversary of the grant date. In the event of any merger or other transaction in which the Company does not survive, the Compensation Committee at its option may accelerate the vesting of all outstanding Incentive Equity Plan and Employee Stock Option Plan options, subject to applicable law.
(4) Consists of Company contributions to each Named Officer's account under the Company's Profit Participation 401(k) Plan. Does not include the amount of life insurance premium payments allocable to each Named Officer. The Company provides all employees with life insurance benefits that are generally equal to two (2) years' base salary, subject to certain adjustments.
(5) Includes options for 14,947, 10,000 and 10,676 shares granted in 2002 by the Company to Messrs. Dingle, Markle and Schmeling, respectively, for these officers' contributions during 2001, which vested immediately.
(6) Mr. Bak left the Company on June 18, 2001 in connection with the sale of our small group Third Party Administrator ("TPA") and Managing General Underwriter ("MGU") business units.
(7) Mr. Schmeling joined the Company in July 2001.

                     Option/SAR Grants in Last Fiscal Year

                                                                   Potential Realizable Value at Assumed
                                                                   Annual Rates of Stock Price Appreciation
                                                                    for Option Term (10 Years)(2)
                                                                   ----------------------------------------
                       Individual Grants(1)                              5%                  10%
------------------------------------------------------------------ ------------------- --------------------
                     Number of    % of Total
                     Securities  Options/SARs Exercise
                     Underlying   Granted to   or Base              Per                 Per
                    Options/SARs Employees in Price ($/ Expiration Share   Aggregate   Share    Aggregate
       Name          Granted(#)  Fiscal Year   Share)      Date    Value     Value     Value      Value
       ----         ------------ ------------ --------- ---------- -----   ---------    ------  ---------
Phillip S. Dingle..    40,000(3)      7         9.00    1/30/2011  $5.65   $226,000    $14.36   $574,400
Jeffrey L. Markle..    40,000(4)      7         9.00    1/30/2011   5.65    226,000     14.36    574,400
Jeffery W. Bak(5)..    40,000         7         9.00    1/30/2011   5.65    226,600     14.36    574,400
Donald W. Schmeling    50,000(6)      9         7.11    7/11/2011   4.47    273,500     11.35    567,500

--------
(1) Consists of option grants under the Employee Stock Option Plan and the Incentive Equity Plan. Each option grant vests over a four (4)-year period from the grant date, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date, until the options become fully vested on the fourth anniversary of the grant date.
(2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates, as set by the Securities and Exchange Commission, and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at the prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Options have value to the Named Officers and to all option recipients only if the price of the Company's Common Stock advances beyond the applicable option exercise price during the effective option period.
(3) Does not include options for 14,947 shares earned in 2001, but granted to Mr. Dingle in 2002.
(4) Does not include options for 10,000 shares earned in 2001, but granted to Mr. Markle in 2002.
(5) Mr. Bak is a former Executive Vice President of the Company whose employment with the Company terminated in June 2001 in connection with the sale of our small group TPA and MGU business units.
(6) Does not include options for 10,676 shares earned in 2001, but granted to Mr. Schmeling in 2002.

   Aggregated Option Exercises During 2001 and Fiscal Year-End Option Values

   The following table provides information related to stock options exercised by each Named Officer during 2001 and the number and value of unexercised stock options held by each Named Officer at year-end. The Company does not have any outstanding stock appreciation rights.

                                                      Number of
                                                     Securities
                                                     Underlying      Value of Unexercised
                                                     Unexercised         In-The-Money
                                                  Options at Fiscal Options at Fiscal Year
                                                    Year End (#)         End (2) ($)
                    Shares Acquired    Value      Exercisable (1)/     Exercisable (1)/
Name                On Exercise (#) Realized ($)    Unexercisable       Unexercisable
----                --------------- ------------  ----------------- ----------------------
Phillip S. Dingle..        -0-             -0-     126,700/121,800    $130,340/$195,510
Jeffrey L. Markle..        -0-             -0-       57,000/83,000    $ 68,600/$102,900
Jeffery W. Bak(3)..     66,500        $333,078(4)                0                    0
Donald W. Schmeling        -0-             -0-       10,000/40,000                    0

--------
(1) Indicates options that were vested and available for exercise as of December 31, 2001.
(2) Value was computed as the difference between the exercise price and the $4.95 per share last reported sale price of the Company's Common Stock on December 31, 2001, as reported by the New York Stock Exchange.
(3) Mr. Bak is a former Executive Vice President of the Company whose employment with the Company terminated in June 2001 in connection with the sale of our small group TPA and MGU business units.
(4) Represents profit realized, before taxes, on sale of stock.

                           Equity Compensation Chart

   The following table sets forth the equity compensation plan information for the Company as of December 31, 2001.

                                                                                        Number of securities
                                            Number of securities                       remaining available for
                                                to be issued       Weighted-average     future issuance under
                                              upon exercise of    exercise price of   equity compensation plans
                                            outstanding options, outstanding options,   (excluding securities
              Plan category                 warrants and rights  warrants and rights  reflected in column (a))
              -------------                 -------------------- -------------------- -------------------------
                                                    (a)                  (b)                     (c)
Equity compensation plans approved by
  security holders(1)......................      1,010,900              $9.04                 1,327,000
Equity compensation plans not approved by
  security holders.........................             --                 --                        --
    Total..................................      1,010,900              $9.04                 1,327,000

--------
(1) These plans consist of the 1995 Directors Stock Option Plan, 1995 Incentive Equity Plan, 1995 Consultants Stock Option Plan, and Amended and Restated 1996 Employee Stock Option Plan.

Employment Agreements with Executive Officers

   Effective June 1, 2000, we entered into an Employment and Noncompetition Agreement with Phillip S. Dingle, our Chief Executive Officer. The Agreement ended after a one-year term, on May 31, 2001, but was automatically renewed for another year, and continues to be automatically renewed for successive one-year terms unless either party terminates prior to one hundred twenty (120) days before a renewal date. The Agreement entitles Mr. Dingle to an annual base salary of not less than $275,000 and a bonus to be calculated based on our financial performance and achievement of specified corporate objectives. As further provided by the Agreement, in June 2000 the Compensation Committee awarded Mr. Dingle an option to purchase 133,000 shares of Common Stock. The Agreement generally provides that if Mr. Dingle's employment is terminated without cause, as defined in the Agreement, then Mr. Dingle will be entitled to an amount equal to one times his annual base salary, plus the aggregate amount of his base salary which is due during the remaining portion of the current Agreement term. The Agreement contains noncompete and nonsolicitation restrictions that will survive termination of Mr. Dingle's employment with the Company.

   Effective on June 1, 2001, we entered into an Employment and Noncompetition Agreement with Jeffrey L. Markle, our President and Chief Operating Officer. The initial term of the Agreement ended on May 31, 2002, but was automatically renewed for another year, and will continue to be automatically renewed for successive one-year terms unless either party terminates prior to one hundred twenty (120) days before a renewal date. The Agreement entitles Mr. Markle to an annual base salary of not less than $220,000 and a bonus to be calculated based on our financial performance and achievement of specified corporate objectives. Mr. Markle will also be entitled to participate in other employee benefits of PlanVista, such as our employee stock option plan. The Agreement generally provides that if Mr. Markle's employment is terminated without cause, as defined in the Agreement, then Mr. Markle will be entitled to an amount equal to one times his annual base salary, plus the aggregate amount of his base salary which is due during the remaining portion of the current Agreement term. The Agreement contains noncompete and nonsolicitation restrictions that will survive termination of Mr. Markle's employment with the Company.

   Pursuant to an employment memorandum from the Company to Donald W. Schmeling, our Chief Financial Officer, dated October 25, 2001, the Company guaranteed Mr. Schmeling not less than one year's salary as severance if he should be terminated under certain specified circumstances. Mr. Schmeling was originally retained in July 2001 at an annual salary of $180,000.

  Stock Performance Graph

     As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a comparison of stock performance of the Company with stock performance of (i) a broad equity index such as the Wilshire 5000 Index, and (ii) either a published industry index or a Company-constructed peer group index.

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Wilshire 5000 Index and the Russell 2000-Health Care Index (assuming the investment of $100 in the Company's Common Stock, the Wilshire 5000 Index, and the Russell 2000-Health Care Index on December 31, 1996).



                                    [CHART]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG PLANVISTA CORPORATION THE WILSHIRE 5000 INDEX
                  AND THE RUSSELL 2000 HEALTH CARE SECTOR INDEX


                                Cumulative Total Return
                ------------------------------------------------------
                                                         RUSSELL 2000
             PLANVISTA CORPORATION     WILSHIRE 5000   HEALTH CARE SECTOR
             ---------------------     -------------   ------------------
12/96               100.00                100.00            100.00
3/97                 79.88                100.72             91.63
6/97                 89.95                117.79            103.92
9/97                101.30                129.28            118.84
12/97               100.70                131.46            110.29
3/98                126.93                148.89            119.83
6/98                 84.85                151.79            107.86
9/98                 52.52                133.53             89.63
12/98                57.09                162.26            113.88
3/99                 35.52                168.36            101.30
6/99                 34.97                181.52            112.95
9/99                 39.57                169.52            107.65
12/99                18.66                200.48            134.53
3/00                 24.65                208.14            155.33
6/00                 12.33                198.80            184.10
9/00                 28.65                199.27            211.09
12/00                49.31                178.69            196.90
3/01                 41.63                156.63            158.55
6/01                 44.24                168.34            201.29
9/01                 22.92                141.58            155.73
12/01                26.38                159.08            178.31


* $100 Invested on 12/31/96 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

                                12/96 3/97 6/97 9/97 12/97 3/98 6/98 9/98 12/98 3/99 6/99 9/99 12/99 3/00 6/00 9/00 12/00 3/01
                                ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ----
Company Common Stock...........  100   79   89  101   100  126   84   52    57   35   34   39    18   24   12   28    49   41
Wilshire 5000..................  100  100  117  129   131  148  151  133   162  168  181  169   200  208  198  199   178  156
Russell 2000 Health Care Sector  100   91  103  118   110  119  107   89   113  101  117  107   134  155  184  211   196  158

                                6/01 9/01 12/01
                                ---- ---- -----
Company Common Stock...........  44   22    26
Wilshire 5000.................. 168  141   159
Russell 2000 Health Care Sector 201  155   178

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors, which is composed of four (4) outside Directors, acts on behalf of the Board of Directors in determining the compensation of the Company's executive officers. In addition to making salary and bonus determinations, the Compensation Committee is authorized to grant stock options, stock appreciation rights, and restricted stock to the Company's executive officers under the Company's Incentive Equity Plan and Employee Stock Option Plan.

  Compensation Objectives

   The philosophy underlying the Company's compensation programs is to align executive officer compensation with increases in stockholder value. A key objective is to ensure that a major portion of each executive officer's compensation is linked to significant improvements in the Company's overall performance. Another key objective is to make it possible for the Company to attract, retain, and reward executives who will lead the Company in achieving or exceeding corporate performance goals.

  Executive Compensation Programs

   The Company's executive officer compensation programs, which contain no special prerequisites, include three principal elements: base salary, cash bonus, and incentive equity awards. The Company's objective is to emphasize bonuses and incentive equity awards rather than base salary. In making compensation determinations, the Company reviews the historical compensation levels of each executive officer, evaluates the executive officer's past performance, and assesses the expected future contributions of the executive officer. The Company also considers generally available information regarding compensation prevailing in the industry, but does not utilize any particular indices.

   The Company's incentive equity compensation includes stock options, stock appreciation rights, and restricted stock awards. These equity incentives are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders; an executive officer realizes gains only if he or she remains with the Company for a specified length of time, and (in the case of stock options and stock appreciation rights) only if the stock price increases over the fair market value at the date of grant. In determining the amount of such incentive equity grants, the Company evaluates the job level of the executive officer, responsibilities to be assumed by the executive officer, responsibilities of the executive officer in prior years, and the aggregate amount of all awards made to executive officers in prior years. The Company's incentive equity program has emphasized stock option grants, rather than awards of restricted stock or stock appreciation rights. The Company generally provides stock options through initial option grants at the date of hire and periodic additional grants. It has been the Company's practice to fix the exercise price of stock options, which generally become exercisable in equal annual installments over a period of four years beginning on the date of grant, at 100% of the fair market value on the grant date.

   The Company also maintains incentive plans under which each executive officer, including the Chief Executive Officer, may be paid a cash bonus for each fiscal year. The bonuses are dependent primarily on the Company's financial performance and achievement of strategic corporate objectives established by the Company at the start of each fiscal year. Financial performance objectives include targets for earnings.

  2001 Executive Compensation

   During 2001, the Compensation Committee awarded stock options for 559,000 shares of Common Stock to a total of 44 employees, including each of the Company's current executive officers who were then employed by the Company. No shares of restricted stock or stock appreciation rights were granted in 2001.

  2001 Chief Executive Officer Compensation

   The Chief Executive Officer's compensation is determined generally in accordance with the factors described above applicable to all executive officers. In February 2002, the Compensation Committee awarded the

Chief Executive Officer, Phillip S. Dingle, an option to purchase 200,000 shares of Common Stock. This option grant reflects Mr. Dingle's senior position with the Company and his contribution to the Company during 2001 and the contributions he is expected to make during 2002. In addition, the Compensation Committee awarded Mr. Dingle an option to purchase 14,947 shares of Common Stock in lieu of a cash bonus he would have otherwise been entitled to receive in connection with his total compensation for 2001.

                                          COMPENSATION COMMITTEE:

                                          John D. Race
                                          William L. Bennett
                                          Christopher J. Garcia
                                          Martin L. Garcia

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board is composed of four (4) directors:
John D. Race, William L. Bennett, Christopher J. Garcia, and Martin L. Garcia, none of whom is or was an officer or employee of the Company or its subsidiaries. During the fiscal year ended December 31, 2001 (following the date of the last annual meeting of stockholders of the Company), the Compensation Committee was composed of John D. Race, William L. Bennett, Joseph
S. DiMartino and John R. Gunn, none of whom is or was an officer or employee of the Company or its subsidiaries.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   ADP has provided payroll and shareholder distribution services for the Company since 1995. During 2001, we paid ADP approximately $58,165 for these services. Arthur F. Weinbach, Chairman and Chief Executive Officer of ADP, was a director of the Company from February 1997 until May 2001.

   On June 18, 2001, we consummated the sale of our small group TPA and MGU business units to HealthPlan Holdings, Inc. ("HPHI"), an affiliate of Sun Capital Partners, Inc., through HPHI's purchase of all the stock of HealthPlan Services, Inc. ("HPSI"), a wholly-owned subsidiary of the Company. Jeffery Bak, who was an Executive Vice President of the Company at the time of the transaction, was compensated by HPHI with an interest in the transferred business. The Company also agreed to pay Mr. Bak an additional bonus contingent on the closing of the sale transaction. As part of the sale of our TPA and MGU Business to HPHI, we issued to HPHI (a) 709,757 shares of restricted Common Stock, and (b) a $5 million face value 6% Subordinated Secured Convertible Note (the "HPHI Note"). In addition, we issued to HPHI an additional 101,969 shares of Common Stock in connection with the settlement of certain past closing disputes. The HPHI Note converted into 813,273 shares of Common Stock upon the closing of the restructure of our senior credit facilities. The HPHI Note accrued interest prior to its conversion, which we elected to pay through the issuance of 41,552 shares of Common Stock. In connection with these transactions, we entered into a registration rights agreement with HPHI covering the referenced shares. On August 1, 2001, we filed a registration statement covering 811,726 of the shares issued to HPHI to satisfy part of our registration obligations to HPHI, but that registration statement has not yet become effective. Accordingly, we were required to issue an additional 200,000 shares of our common stock to HPHI as penalties under the registration rights agreement for failure to achieve effectiveness of the registration statement and in connection with certain redemption requirements of the registration rights agreement.

   Shortly after completion of the HPSI transactions, in July 2001, we sold 553,500 shares of our Common Stock in a private transaction to certain funds managed by DRZ for an aggregate purchase price of $3.8 million. Director John Race is one of the principals of DRZ. These shares were sold at a 15% discount from the 10-day average trading price of the common stock on the New York Stock Exchange during the period immediately preceding the closing of this transaction. The Board of Directors believes that the price paid for the shares was reflective of the market price for restricted securities. In addition, the Board had its Audit Committee review the transaction and the Audit Committee recommended it. As part of these placements, we granted the funds managed by DRZ registration rights covering the 553,500 shares of Common Stock. The proceeds of such sales have been applied to pay certain outstanding pre-closing liabilities of the divested businesses.

   On May 18, 2001, directors John Race and William Bennett loaned a total of $500,000 to the Company pursuant to the terms of Subordinated Promissory Notes issued by the Company (the "Notes") for the purpose of assisting the Company in financing the repayment of certain outstanding liabilities. The Notes had an original maturity date of the earlier of August 31, 2001 or the date the Company paid in full its outstanding indebtedness under the Credit Agreement with its senior lenders, and earned interest at the rate equal to the prime rate plus 4% per annum. As a condition to the Restructuring, the Notes were restructured so as to extend the maturity date to December 1, 2004, one day beyond the maturity date of the restructured credit facility. Replacement Notes were issued on April 12, 2002 to each of Messrs. Bennett and Race, each Note in the principal amount of $250,000, plus accrued but unpaid interest through April 12, 2002, with stated interest at the rate of prime plus 4% per annum.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Federal securities law requires that the executive officers and directors of the Company, as well as any beneficial owners of more than 10% of the outstanding Common Stock of the Company, must file reports with the Securities and Exchange Commission and the Company reflecting how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Specifically, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that such reports be filed within a certain time after
(i) such person becomes subject to Section 16's reporting requirements, and
(ii) any changes in beneficial ownership in the Company's stock. The Company has been informed that HPHI, a beneficial owner of more than 10% of the Company's Common Stock, was delinquent in filing its Form 4 reporting 19,194 shares issued to HPHI by the Company on November 30, 2001, which Form 4 was filed on January 10, 2002. Based upon review of reports submitted to the Company and written representations of persons that the Company knows to be subject to these reporting requirements, the Company believes that all other reports due for 2001 were filed on a timely basis, with the exception of the late filing of Cherrill Farnsworth's (a former director) Form 3 and Martin L. Garcia's Form 3 on June 8, 2001 and June 7, 2001, respectively, in connection with Ms. Farnsworth's and Mr. Garcia's election to the Board of Directors in May, 2001.

                            AUDIT COMMITTEE REPORT
                               (April 10, 2002*)

   The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2001 with management and with the independent auditors, PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards).

   The Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the auditors' independence from the Company. Based on review and discussions of the audited consolidated financial statements for fiscal year 2001 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE:

                                          William L. Bennett
                                          Martin L. Garcia
                                          John D. Race

--------
   *Randy Sugarman, CPA became a director of the Company and a member of the Audit Committee on April 15, 2002, subsequent to the issuance of this report.

                                 PROPOSAL TWO:
                          TO APPROVE AN AMENDMENT TO
                  THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT
                         OF THE COMPANY'S COMMON STOCK

General

   The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to the stockholders for their approval, an amendment to the Certificate of Incorporation of the Company to effect a one-for-five reverse stock split of all of the authorized and outstanding Common Stock (the "Reverse Stock Split"). This Reverse Stock Split will become effective shortly prior to the effectiveness of the Company's amended registration statement filed with the Securities and Exchange Commission in May 2002 relating to the Company's pending underwritten public offering of Common Stock to be effected primarily for the purpose of paying the Company's outstanding debt to its senior lenders and redeeming the outstanding Series C Shares (the "Offering"), and is subject to approval by the Company's senior lenders. The approval of the Reverse Stock Split, and the filing of the amendment to the Certificate of Incorporation as described herein and in the form attached hereto as Exhibit A, will not alter the number of currently authorized shares of the Company's capital stock, which will remain at 120,000,000, consisting of 100,000,000 shares of Common Stock, par value $.01 per share and 20,000,000 shares of preferred stock, par value $.01 per share. If the Reverse Stock Split is approved by the Company's stockholders and implemented, each five (5) shares of Common Stock outstanding (including treasury stock) on the effective date of the Reverse Stock Split will be automatically changed into and become one (1) share of Common Stock, reducing the number of outstanding shares of Common Stock of the Company as of the Record Date from 16,750,787 to 3,350,157 shares. The Reverse Stock Split will not affect the number of outstanding shares of preferred stock. The Company does not intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because the number of shares of Common Stock they hold is not evenly divisible by five will be entitled, upon surrender to the Company's transfer agent of certificates representing such shares, to cash payments (without interest) in lieu of the fractional shares to which the stockholder would otherwise be entitled. The amount of cash to be paid each stockholder in lieu of issuing fractional shares of Common Stock would be equal to the resulting fractional interest in one share of Common Stock to which the stockholder would otherwise be entitled, multiplied by five times the closing trading price of the Common Stock on the trading day immediately preceding the effective date of the Reverse Stock Split, in order to adjust for the effect of the Reverse Stock Split. As the Reverse Stock Split will effect a reduction in the number of shares of Common Stock outstanding without a commensurate increase in the par value of the Common Stock, it will result in a reduction in the Company's stated capital.

   The Reverse Stock Split will not materially affect the proportionate equity interest in the Company of any holder of existing Common Stock or the relative rights, preferences, privileges or priorities of any such stockholder (with the limited exception of stockholders who will only own fractional shares of Common Stock after the Reverse Stock Split and therefore will only receive cash and no shares of post-split Common Stock for such fractional shares). The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All shares of Common Stock will have the same par value, voting rights and other rights as existing shares of Common Stock. In addition, pursuant to the terms of the Company's stock option plans, and the terms of any issued and outstanding warrants, the number of shares issuable upon exercise of such outstanding options and warrants, and the exercise price per share, will be proportionately adjusted, and neither the par value, nor the number of shares which the Company is authorized to issue, will change.

   If the Reverse Stock Split is approved and effected, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

   It is expected that if the stockholders approve this amendment, the filing of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Reverse Stock Split Amendment") will occur prior to the effectiveness of the registration statement relating to the Offering. The proposed Reverse Stock Split will become effective on the date of the filing of the Certificate of Amendment (the "Effective Date"). Commencing on the Effective Date, each currently outstanding stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the Reverse Stock Split. New stock certificates reflecting the number of shares resulting from the stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide stockholders with instructions as to how to exchange their certificates and encourage them to do so.

Reasons for the Reverse Stock Split

   The Company's Board of Directors has considered several factors in determining the advisability of the proposed Reverse Stock Split. The Board of Directors believes that the current market price of the Company's Common Stock may impair its acceptability to many investors, including institutional investors, professional investors and other members of the investing public and that the Reverse Stock Split will encourage greater interest in the Common Stock by the investment community. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks, which could affect the success of the Company's Offering. If effected, the Reverse Stock Split would reduce the number of outstanding shares of the Company's Common Stock, and the Board of Directors believes that the reverse split would increase the trading price of the stock, increase the attractiveness of the Common Stock to the investment community and possibly promote greater liquidity for the Company's existing stockholders.

   Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's Common Stock, in the absence of the Reverse Stock Split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of investors to purchase the Company's Common Stock at its current market price, which could further affect the success of the Company's Offering.

   In addition, the listing requirements of the New York Stock Exchange ("NYSE") and other exchanges and trading markets include, among other things, a minimum trading price for a listed company's common stock. To the extent that the Reverse Stock Split can increase the price of the Common Stock, it makes it less likely that the Company would incur a violation of the NYSE's (or any other applicable exchange or trading market) listing requirements solely due to trading price.

   The Company's Board of Directors also took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse split levels; the fact that having a larger number of outstanding shares aids employee retention and recruitment by allowing a company to offer option grants for a larger absolute number of shares; and the costs associated with implementing the Reverse Stock Split. The Board, however, determined that these negative factors were outweighed by the intended benefits described above. No assurance can be given, however, that the Reverse Stock Split will result in the benefits described above. Specifically, there can be no assurance that the market price of the Common Stock immediately after the Effective Date will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. There can also be no assurance that the Reverse Stock Split will not adversely impact the market price of the Common Stock, or that the marketability or liquidity of the Common Stock will improve as a result of the Reverse Stock Split.

Federal Income Tax Consequences

   The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entitles. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the post-split Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. Based on its review of the Code, the Company believes that:

    - The proposed Reverse Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

    - No gain or loss will be recognized by the Company in connection with the proposed Reverse Stock Split.

    - No gain or loss will be recognized by a stockholder who exchanges all of his shares of Common Stock solely for shares of post-split Common Stock. However, if a stockholder receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset, the stockholder may recognize a capital gain or loss equal to the difference, if any, between the cash received and the stockholder's basis in the fractional share.

    - The aggregate basis of the shares of post-split Common Stock to be received in the proposed Reverse Stock Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefor.

    - The holding period of the shares of post-split Common Stock to be received in the proposed Reverse Stock Split will include the holding period of the shares of Common Stock surrendered in exchange therefor.

Exchange of Stock Certificates and Cashing Out of Fractional Shares

   The Reverse Stock Split will occur on the Effective Date without any further action on the part of the Company's stockholders and without regard to the date or dates on which the certificates representing shares of Common Stock are actually surrendered by each holder thereof for certificates representing the number of shares of the Common Stock which each such stockholder is entitled to receive as a consequence of the Reverse Stock Split. After the Effective Date, previously issued stock certificates representing shares of pre-split Common Stock will be deemed to represent one-fifth the number of shares of Common
Stock that they represented prior to the Effective Date. New certificates representing shares of post-split Common Stock will be issued in due course as old certificates are tendered for exchange, together with a transmittal letter, to Wachovia Bank, National Association (formerly known as First Union National
Bank) Shareholder Services - NC1153, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina 28288-1153 (the "Transfer Agent"), telephone number:
(704)590-7375. Cash payments to holders of fractional shares will not be made until a stockholder's certificates of Common Stock are presented to the Transfer Agent. The funds required to purchase the fractional shares will be made available for this purpose from the proceeds of the Offering. The
Company's stockholder list indicates that a portion of the Common Stock outstanding is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cashing out of fractional shares will be material.

Number of Holders

   As of the Record Date, there were approximately 154 holders of record, and approximately 1,300 beneficial owners, of Common Stock. The Company does not anticipate that as a result of the Reverse Stock Split, the number of holders of record or beneficial owners of Common Stock will change significantly.

No Change in the Company's Status

   The Company does not currently intend to seek, either before or after the Reverse Stock Split, any change whatsoever in the Company's status as a reporting company for federal securities law purposes.

Appraisal Rights

   No appraisal rights are available under the Delaware General Corporation Law or under the Company's Certificate of Incorporation or By-laws to any stockholder in connection with the Reverse Stock Split.

Board of Directors Reservation of Rights

   The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment, if at any time prior to filing such Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders. In addition, the Board of Directors, reserves the right to delay the filing of the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof at the Annual Meeting. However, at the present time, the Board of Directors intends to proceed with the filing of the Reverse Stock Split Amendment as presented herein without delay.

Stockholder Vote Required

   An affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to adopt the proposal to effect the one-for-five reverse stock split. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of the proposal to effect the Reverse Stock Split unless otherwise indicated thereon.

   The Board of Directors has unanimously approved and recommended that the Company's stockholders vote FOR approval of the Amendment to the Certificate of Incorporation to implement the one-for-five reverse stock split, which is designated as Proposal 2 on the enclosed Proxy Card.

                                PROPOSAL THREE:
     TO APPROVE THE PLAN VISTA CORPORATION 2002 EMPLOYEE STOCK OPTION PLAN

   The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by the Company's officers and other employees. Accordingly, on May 31, 2002 the Board of Directors adopted, subject to stockholder approval, the Company's 2002 Employee Stock Option Plan. The text of the 2002 Employee Stock Option Plan is annexed as Exhibit B to this Proxy Statement. This Employee Stock Option Plan will not become effective unless and until the Company closes the Offering.

Administration

   The 2002 Employee Stock Option Plan is administered by the Compensation Committee of the Board. The Compensation Committee has full power to select, from among the officers and other employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants, and to determine the specific terms of each award, subject to the provisions of the 2002 Employee Stock Option Plan.

Amendment/Termination

   The Board of Directors may terminate or amend the 2002 Employee Stock Option Plan at any time, except that no such action may terminate awards already granted or otherwise affect the rights of any participant under an outstanding award. Without stockholder approval, the Board may not amend the 2002 Employee Stock Option Plan to (i) increase the total number of shares of Common Stock subject to the 2002 Employee Stock Option Plan, or (ii) change or modify the class of eligible participants. The Compensation Committee is authorized to make appropriate adjustments in connection with outstanding awards under the 2002 Employee Stock Option Plan in the event of stock dividends, stock splits, recapitalizations, mergers, liquidations, or other changes in the Company's outstanding Common Stock.

Grants

   The 2002 Employee Stock Option Plan provides that options to purchase up to 3,000,000 shares (or 600,000 shares post-split) of the Company's Common Stock, subject to adjustment for the Reverse Stock Split, may be granted to employees whose participation the Compensation Committee determines is in the best interest of the Company. Options may be granted either as incentive stock options (which qualify for certain favorable tax consequences) or as non-qualified stock options. No options may be granted after the tenth anniversary of the effective date of the proposed plan. An optionee may not transfer his or her options other than by will or by the laws of descent and distribution.

   Subject to the provisions of the 2002 Employee Stock Option Plan, the Compensation Committee establishes the terms of each option, including the number of shares issuable upon exercise, the exercise price, the term, any conditions on exercise and the consequences of any termination of employment. In the case of an option intended to be an incentive stock option, the term of the option may not exceed ten years from the grant date and the option price may not be less than 100% of the fair market value per share of the Common Stock on the grant date. Each option is payable in full upon exercise, and payment may be made in cash. At the discretion of the Compensation Committee, a participant also may pay the exercise price by delivery to the Company of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock, or a loan approved by the Compensation Committee as set forth in the proposed plan. The closing price of the Common Stock on June 13, 2002 was $3.75.

Federal Income Tax Consequences

   The grant of a stock option under the 2002 Employee Stock Option Plan generally will not result in taxable income for the recipient of the grant or in a deductible compensation expense for the Company at the time of the grant.
A participant will have no taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, and the Company generally will be entitled to a corresponding deduction. The treatment of a participant's disposition of shares of Common Stock acquired upon the exercise of an option depends on the length of time the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a non-qualified stock option. Generally, there will be no consequences for the Company in connection with the disposition of shares acquired upon exercise of an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option, if such disposition occurs before the applicable holding period has been satisfied.

Vote Required for Approval and Recommendation

   An affirmative vote by a majority of the outstanding shares of Common Stock present at the meeting of stockholders, whether in person or by proxy, is needed for the adoption of this proposal.

   The Board of Directors has unanimously approved and recommended that the Company's stockholders vote FOR approval of the 2002 Employee Stock Option Plan, which is designated as Proposal 3 on the enclosed Proxy Card.

                                PROPOSAL FOUR:
                 TO RATIFY THE 2001 SALE OF 553,500 SHARES OF
              THE COMPANY'S COMMON STOCK TO CERTAIN STOCKHOLDERS

   On July 9, 2001, the Company completed a $3.8 million private placement of Common Stock through sales to various investment accounts managed by DRZ, a registered investment adviser in which Company Director John Race is one of the principals. The sales, representing an aggregate of 553,500 shares, were effected on two dates: (a) on July 2, 2001, 480,000 shares of the Common Stock were sold to three different investment accounts managed by DRZ; and (b) on July 9, 2001, 73,500 shares of the Common Stock were sold to another investment account managed by DRZ. These sales were made at prices of $6.87 and $6.80 per share, respectively, a 15% discount from the ten-day average trading price of the Common Stock on the NYSE during the period preceding the closing of each transaction and were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Accounts managed by DRZ held, immediately prior to these acquisitions, approximately 37% of the Common Stock. Subject to certain limitations, DRZ has power to purchase and sell, and to vote, such shares through the authority vested in it as investment manager of these accounts. Accordingly, for purposes of Section 203 of the Delaware General Corporation Law, it is possible that DRZ would be deemed to be an "interested stockholder".
Section 203 of the Delaware General Corporation Law requires that, if within three years of becoming an interested stockholder, such stockholder engages in certain business combination transactions with the Company, including the acquisition of the Company's Common Stock, such transactions must be approved by stockholders or by the Board of Directors and subsequently ratified by the stockholders at an annual or special meeting. At the time of the transactions, the audit committee of the Board of Directors, with Mr. Race not participating, reviewed the transactions and recommended them for approval to the Board of Directors. The Board of Directors then approved the transactions and now recommends that the stockholders ratify the transactions at the Annual Meeting. The proceeds of all such sales were applied to pay certain outstanding pre-closing liabilities of the third party administration and managing general underwriter businesses which the Company sold in June of 2001. As part of these placements, the Company granted registration rights to DRZ, on behalf of the accounts that it manages, to cover the 553,500 shares of Common Stock purchased by those accounts.

Vote Required for Requested Ratification

   An affirmative vote by the holders of 66 2/3% of the outstanding shares of the Common Stock, not including any shares held by accounts managed by DRZ, is required for the adoption of this proposal.

   The Board of Directors recommends that the stockholders vote FOR ratification of the Board approval previously given to the above-described transactions effected with the accounts managed by DRZ, which is designated as Proposal 4 on the enclosed Proxy Card.

                           FORM 10-K/A ANNUAL REPORT

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, PLANVISTA CORPORATION, 4010 BOY SCOUT BOULEVARD, SUITE 200, TAMPA, FLORIDA 33607.

                               STOCKHOLDER LIST

   Subject to Delaware law, a list of Company stockholders entitled to vote at the Annual Meeting will be open to examination beginning on July 5, 2002 at the offices of the Company at 4010 Boy Scout Boulevard, Suite 200, Tampa, Florida 33607.

                             INDEPENDENT AUDITORS

   PricewaterhouseCoopers LLP, independent certified public accountants, was engaged to audit the consolidated financial statements of the Company and its subsidiaries for the 2001 fiscal year and has been approved by the Board of Directors of the Company to act in such capacity for the 2002 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The PricewaterhouseCoopers LLP representative also will be afforded an opportunity to make a statement at the Meeting if such representative desires to do so. The Board of Directors' selection of PricewaterhouseCoopers LLP as auditors will not be placed before the stockholders for ratification.

   The following list details the aggregate fees billed by PricewaterhouseCoopers LLP for professional services:

   Audit Fees:                                                   $310,000
   Financial Information Systems Design and Implementation Fees: $      0
   All Other Fees:                                               $309,015(1)

--------
(1) This number is the amount billed for Tax Fees.

   The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

           OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

   The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if any other business is brought before the Annual Meeting, including the election of any person to the Board of Directors where a nominee named in this Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice as of May 5, 2002, and matters incident to the conduct of the meeting, the persons acting under the enclosed form of proxy will be authorized to vote thereunder in accordance with their best judgment.

                        PROPOSALS FOR THE 2003 MEETING

   The deadline for including a stockholder proposal in the Company's proxy statement and the form of proxy for the 2003 Annual Meeting, anticipated to be held in May 2003, is December 7, 2002. Any proposals intended to be presented at the 2003 Annual Meeting must be received by the Company at its principal executive offices on or before that date. If any stockholder wishes to submit a proposal, such stockholder must, at the time the proposal is submitted, be the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal at the meeting, and must have held such securities for at least one year. Such stockholder must continue to own such shares through the 2003 Annual Meeting date.

   For any stockholder proposal that is not submitted for inclusion in the 2003 Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on March 18, 2003; or (ii) receives notice of the proposal before the close of business on March 18, 2003, and advises stockholders in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

   Stockholder proposals should be sent certified mail, return receipt requested, to the attention of the Corporate Secretary at the Company's principal executive offices at 4010 Boy Scout Boulevard, Suite 200, Tampa, Florida 33607.

                                          By Order of the Board of Directors,


                                          /s/ Phillip S. Dingle
                                          Phillip S. Dingle
                                          Chairman and Chief Executive Officer

                                   EXHIBIT A

                           PROPOSED AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                             PLANVISTA CORPORATION

   The Corporation's Certificate of Incorporation is proposed to be amended as set forth below.

    1. Insertion of a new Article FOURTH to be inserted after the existing Article THIRD and prior to the existing Article FOURTH as follows:

       "FOURTH: That, effective as of 9:00 a.m., eastern time, on the filing date of this Amendment to the Certificate of Incorporation (the "Effective Time"), a combination of the Corporation's Common Stock shall become effective, pursuant to which every 5 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by five times the closing price of the Common Stock on the last trading day preceeding the Effective Time. Any reference to "Common Stock" in this Certificate of Incorporation shall mean, after the Effective Time, the Common Stock as reclassified and combined pursuant to this provision."

    2. Renumbering of Current Article FOURTH as Article FIFTH and restating the first sentence thereof as follows:

       "FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Twenty Million (120,000,000) of which One Hundred Million (100,000,000) shares are Common Stock, par value of $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share."

    3. Renumbering of the remaining Articles to follow in sequence, so that previous Article FIFTH shall now be numbered SIXTH, and previous Article SIXTH shall now be numbered SEVENTH, and so on.

                                   EXHIBIT B

                        2002 EMPLOYEE STOCK OPTION PLAN
                                      OF
                             PLANVISTA CORPORATION

   1. Purpose. The purpose of this Plan is to advance the interests of PlanVista Corporation, a Delaware corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

   2. Definitions. As used herein, the following terms shall have the meaning indicated:

      (a)  "Authorized Amount" shall have the meaning set forth in Section 3.

      (b)  "Board" shall mean the Board of Directors of the Company.

      (c) "Cause" shall mean an Optionee's willful misconduct, gross negligence or willful and material breach of his or her employment agreement with the Company or a Subsidiary.

      (d)  "Change in Control" shall mean:

          (i) Any of the following transactions or occurrences: (A) unless subsequently rescinded or unconsummated, approval by the stockholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction; (B) a liquidation or dissolution of the Company; or (C) the sale of all or substantially all of the assets of the Company;

          (ii) The cessation for any reason of individuals who, as of the date on which the Option is granted hereof, constitute the Board (the "Incumbent Board"), to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or

          (iii) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (A) the Company or its Subsidiaries, (B) any person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (C) any employee benefit plan of the Company or its Subsidiaries.

      (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) "Committee" shall mean the Compensation Committee appointed by the Board of Directors, which shall comply with the requirements set forth at
Section 13(a) hereof, or, if such committee is not appointed, the full Board.

      (g) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

      (h)  "Company" shall mean PlanVista Corporation, a Delaware corporation.

      (i)  "Director" shall mean a member of the Board.

      (j) "Effective Date" shall mean August , 2002 (the date of closing of the Company's underwritten public offering).

      (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (l)  "Fair Market Value" of a Share on any date of reference shall mean,
(i) if the Common Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported;
(iii) if the Common Stock is neither listed on any national securities exchange nor quoted on NASDAQ, but is traded over-the-counter, the mean of the bid and asked prices per share on the date of grant of the option; and (iv) in all other cases, the amount determined by the Committee in good faith to be the fair market value of such Share.

      (m) "ISO" shall mean an incentive stock option as defined in Section 422 of the Code.

      (n)  "NQO" shall mean an Option that is not an ISO.

      (o) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(c) of Regulation S-K under the Securities Act of 1933, as amended, the Company identifies a person as a "significant employee," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

      (p) "Option" (when capitalized) shall mean any option to acquire Common Stock granted under this Plan.

      (q) "Option Agreement" means an agreement between the Company and an Optionee pursuant to which an Option is granted.

      (r) "Optionee" shall mean a person to whom an Option is granted or any person who succeeds to the rights of such person pursuant to this Plan.

      (s) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 under the Exchange Act.

      (t) "Outside Option" shall mean an option to acquire capital stock of the Company granted pursuant to a stock option plan of the Company or any of its "subsidiary corporations" (as defined in Section 424 of the Code) other than this Plan.

      (u) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.

      (v)  "Plan" shall mean this Stock Option Plan.

      (w)  "Share" shall mean a share of Common Stock.

      (x) "Subsidiary" shall mean any Person more than 50% of the total combined voting power of whose equity securities is directly or indirectly owned by the Company.

   3. Shares Available for Option Grants. Subject to Section 10(a)(i), the Committee may grant to Optionees from time to time Options to purchase an aggregate of up to 3,000,000 (three million) authorized and unissued Shares (the "Authorized Amount"), subject to adjustment for the reverse stock split anticipated in connection with the Company's 2002 public offering. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

   4.  Incentive and Non-Qualified Options.

      (a) An Option granted hereunder shall be either an ISO or a NQO as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an ISO or NQO. ISOs may not be granted to any person who is not an employee of the Company or any Subsidiary.

      (b) Options initially exercisable by an Optionee during a given calendar year which would otherwise qualify as ISOs hereunder will not be treated as ISOs to the extent that the Fair Market Value (determined as of the grant date) of the Shares for which such Options are exercisable, together with the Fair Market Value of all shares of capital stock for which any Outside Options are initially exercisable by such Optionee during such calendar year, exceeds $100,000.

   5.  Conditions for Grant of Options.

      (a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be regular employees of the Company or its Subsidiaries, including Directors and Officers who are regular employees.

      (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. In granting Options under the Plan, the Committee may from time to time prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of time, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time; provided, that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

      (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

      (d) Notwithstanding any other provision of this Plan, an ISO shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any of its "subsidiary corporations" (as defined in Section 424 of the Code) as at the date of grant), unless (i) the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted and (ii) such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

   6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

   7. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option, as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee and may, in the discretion of the Committee, consist of: (1) cash,
(2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) such other consideration as the Committee deems appropriate, or by a combination of the above. In the case of an ISO, the permissible methods of payment shall be specified at the time the Option is granted. The Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate not less than the prime rate of the Company's principal lender, and
(iv) contain such other terms as the Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option, or to have any of the rights associated with holding such Shares, unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

   8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

      (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant of the Option.

      (b) If and to the extent provided in any Option Agreement, in the event of a Change in Control, or in the event that the Committee exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof, the Committee may, within its discretion, accelerate the vesting and exercisability of any Option.

      (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

   9.  Termination of Option Period.

      (a) Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) three (3) months after the date on which the Optionee's employment is terminated other than by reason of (A) termination for Cause, (B) a mental or physical disability (within the meaning of Section 22(e) of the Code) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

          (ii) immediately upon the termination of the Optionee's employment for Cause;

          (iii) twelve (12) months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee; or

          (iv) (A) twelve (12) months after the date of termination of the Optionee's employment by reason of death of the Optionee, or, if later,
       (B) three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified in Subsection 9(a)(iii) hereof or the three-month period specified in Subsection 9(a)(i) hereof.

      (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any transaction of the type described in clauses (i) or (iii) of the definition of "Change in Control" in Section 2, unless the Company, its successor or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee in its sole discretion may by written notice (a "Cancellation Notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 9(b)(i) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

   10. Adjustment of Shares.

      (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization, stock split, stock combination or exchange of Shares, then and in such event:

          (i) appropriate adjustment shall be made to the Authorized Amount and the class of securities reserved in connection therewith, so that, subsequent to such transaction, the Authorized Amount shall be equal to such number and class of securities as would be distributed in connection with such transaction to the holder of a number of Shares equal to the Authorized Amount immediately prior to such transaction.

          (ii) the Board or the Committee may, in its discretion, adjust the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that, subsequent to such transaction, (A) the number of Shares subject to such Option shall be equal to such number of Shares as would be distributed in connection with such transaction to the holder an of equivalent number of Shares immediately prior to such transaction and (B) the aggregate exercise price of the Shares subject to such Option shall not be affected by such transaction.

      (b) Unless otherwise provided in any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

      (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's stockholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of such transaction.

      (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

      (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

   11. Transferability of Options and Shares. No ISO and, unless the prior written consent of the Committee is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no NQO, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a NQO that has been assigned or transferred with the prior written consent of the Committee, only by the permitted assignee.

   12.  Issuance of Shares.

       (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and state laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

       (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings as the Committee may deem necessary or advisable to facilitate compliance with any applicable law or regulation, including, but not limited to, the following:

          (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that the Shares to be issued pursuant to such Option are being acquired by the Optionee for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

          (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee, necessary or appropriate to facilitate compliance with the provisions of any corporation or securities laws deemed by the Committee to be applicable to the issuance and transfer of such Shares; and

          (iii) an agreement that, upon the Company's request in contemplation of an underwritten offering of the Company's securities, the Optionee shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, the Shares granted pursuant to an Option without the Company's prior written consent.

   13.  Administration of the Plan.

       (a) The Plan shall be administered by the Committee, which shall be composed of three or more Directors. If the Committee is not the full Board,
(i) the membership of the Committee shall be constituted so as to comply at all times with the then-applicable requirements for Outside Directors of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code and (ii) the Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

       (b) The Committee may grant Options pursuant to this Plan to any persons to whom Options may be granted under Section 5(a) hereof.

       (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan or any Option shall be final and conclusive.

       (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

   14.  Withholding or Deduction for Taxes.   If at any time specified herein
for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

   15.  Interpretation.

       (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with such Rule, such provision shall be deemed null and void to the extent required to permit the Plan to comply with such Rule. The Committee may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

       (b) The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all ISOs granted under the Plan will qualify as ISOs under Section 422 of the Code. If any provision of the Plan or any such Option Agreement should be held invalid for the granting of ISOs or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

       (c) This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

       (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

       (e) Any reference to the masculine, feminine or neuter gender shall be a reference to such other genders as is appropriate.

   16. Amendment and Discontinuation of the Plan. The Board of Directors may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any Federal or state law or regulation (including, without limitation, Rule 16b-3 under the Exchange Act, or to comply with Section 162(m) of the Code) or the rules of any securities exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the amendment relates to an increase in the Authorized Amount. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of such Optionee.

   17. Effective Date and Termination Date. The expiration date of the Plan, on and after which no Options may be granted, shall be the tenth anniversary of the Effective Date; provided, that the administration of the Plan shall continue in effect until all matters relating to Options previously granted have been settled.

                             PLANVISTA CORPORATION

                        Annual Meeting of Stockholders
                              Marriott Westshore
                          1001 N. Westshore Boulevard
                                Tampa, Florida

                                 July 17, 2002
                                   9:00 A.M.





             (down triangle) FOLD AND DETACH HERE (down triangle)
--------------------------------------------------------------------------------
                             PLANVISTA CORPORATION
   This Proxy is solicited on behalf of the Board of Directors of PlanVista
                          Corporation (the "Company")
         and all matters to be voted upon are proposed by the Company.

   The undersigned hereby constitutes and appoints Phillip S. Dingle and Jeffrey L. Markle, or either of them (each a "Designee"), attorneys, agents, and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Marriott Westshore, 1001 N. Westshore Boulevard, Tampa, Florida 33607, on July 17, 2002 at 9:00 a.m. local time, and any adjournment thereof. This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted "FOR" all of the nominees set forth below for election as directors and "FOR" the additional proposals. In their discretion the Designees are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice, and matters incident to the conduct of the meeting. Only holders of Common Stock of the Company may vote for the Proposals set forth below.

   Please mark your votes as indicated in this example.  [X]

   Proposal 1:   Election of Directors (Class A)

     [_]  FOR all nominees listed below                    [_]  WITHHOLD
   AUTHORITY to vote for all nominees listed below
         (except as otherwise marked below)

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

     William L. Bennett; Phillip S. Dingle; Martin L. Garcia; John D. Race

   Proposal 2:   Approval of Amendment to Certificate of Incorporation to
   effect a one-for-five reverse stock split

                  [_]  FOR
                       [_]  AGAINST                  [_]  ABSTAIN

   Proposal 3:   Approval of PlanVista Corporation 2002 Employee Stock Option
   Plan

                  [_]  FOR
                       [_]  AGAINST                  [_]  ABSTAIN

   Proposal 4:   Ratify the 2001 Sale of 553,500 shares of Common Stock to
   certain stockholders

                  [_]  FOR
                       [_]  AGAINST                  [_]  ABSTAIN
                              (SEE REVERSE SIDE)

             (down triangle) FOLD AND DETACH HERE (down triangle)

--------------------------------------------------------------------------------

   The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated June 17, 2002 and ratifies all actions that the proxies or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

                                                                Dated: __ , 2002

                                                                Signature: __

                                                                _______________

                                                                NOTE: Please
                                                                sign exactly as
                                                                your name
                                                                appears hereon.
                                                                Joint owners
                                                                should each
                                                                sign. When
                                                                signing as
                                                                attorney or for
                                                                an estate,
                                                                trust, or
                                                                corporation,
                                                                please give
                                                                full title.
                                                                Please return
                                                                the signed card
                                                                in the enclosed
                                                                envelope.